Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-136872) of BabyUniverse, Inc.;

2.	Registration Statement (Form S-3 No. 333-139712) of BabyUniverse, Inc.;

3.	Registration Statement (Form S-3 No. 333-147033) of BabyUniverse, Inc.;

4.	Registration Statement (Form S-3 No. 333-144430) of BabyUniverse, Inc.;

5.	Post Effective Registration Statement on Form S-3 to Form S-4 (No. 333-143765) of The Parent Company;

6.	Registration Statement (Form S-8 No. 333-147108) pertaining to the 2004, 2005, and 2006 Stock Incentive Plans of BabyUniverse, Inc.; and

7.	Registration Statement (Form S-8 No. 333-148591) pertaining to the 2007 Long-Term Incentive Plan of The Parent Company

of our report dated April 30, 2008, with respect to the consolidated financial statements of The Parent Company included in this Annual Report (Form 10-K) of The Parent Company for the year ended February 2, 2008.

/s/ Ernst & Young LLP

Denver, Colorado

April 30, 2008